UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd.
Floor 18 Suite 164
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Short-Term Notes

Hollywood Horizons, Inc.

On July 16, 2026, the Company entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Hollywood Note and Security Agreement”) with Hollywood Horizons, Inc. (“Hollywood”) pursuant to which the Company entered into a $400,000 senior secured loan with a 25% original issue discount, resulting in a purchase price of $300,000. The Company agreed to issue a non-refundable Commitment Fee of 500,000 shares pursuant to the Hollywood Note and Security Agreement.

Abri Capital Limited

On August 12, 2026, the Company entered into a Senior Secured 25% Original Issue Discount Promissory Note and Security Agreement (the “Abri Note and Security Agreement” and together, with the Hollywood Note and Security Agreement, the “Agreements”) with Abri Capital Limited (“Abri”) pursuant to which the Company entered into a $666,666 senior secured loan with a 25% original issue discount, resulting in a purchase price of $500,000. The Company agreed to issue a non-refundable Commitment Fee of 500,000 shares pursuant to the Abri Note and Security Agreement.

The Abri Note and Security Agreement also provided, that upon the occurrence and during the continuance of any Event of Default under this Note, Abri shall have the absolute and unconditional right, exercisable at any time and from time to time in its sole discretion by written notice to the Company, to convert all or any portion of the then-outstanding principal amount, together with any accrued and unpaid interest and any other amounts then due and payable thereunder, into shares of the Company’s Common Stock at a conversion price of $0.10 per share (the “Conversion Shares”).

Effective September 4, 2026, the Company entered into an Omnibus Amendment to Senior Secured Promissory Notes (the “Omnibus Amendment”), by and between the Company, Brown Stone Capital, Inc. (“Brown Stone”), Abri and Hollywood, to amend the Agreements to remove any and all obligations related to the authorization, reservation, issuance, registration, delivery, maintenance, top-up, transfer, sale or other treatment of the 5,000,000 Penalty of Default Shares. The Company and Abri additionally reduced the Conversion Shares in which Abri could elect to convert up to an aggregate of $66,666.70 of the outstanding principal of the Abri Note into up to 666,667 shares of the Company’s Common Stock at a conversion price of $0.10 per share.

The Omnibus Amendment also (i) amended the Maturity Date; (ii) amended the Interest Payments; (iii) amended the Mandatory Pre-Payments from Revenue; and (iv) obligated the Company to pay Brown Stone an aggregate amendment arrangement fee of $150,000, consisting of (a) $100,000 in immediately available funds on the Effective Date as a condition to the effectiveness of the Omnibus Amendment and (b) $50,000 in immediately available funds concurrently with the final payment or other satisfaction in full of the notes. The fee is separate from, shall not reduce, and shall not be credited against any amount owing under the notes.

The foregoing description of the Omnibus Amendment to Senior Secured Promissory Notes does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Amendment to Narrow Road Promissory Note.

As previously disclosed, on May 1, 2025, XCF Global Capital, Inc., the Company’s predecessor, and Narrow Road Capital Ltd (“Narrow Road”) entered into a promissory note with a principal amount of $700,000 (the “Narrow Road Promissory Note”). The Company and Narrow Road entered into a Debt Conversion Agreement (the “Conversion Agreement”), effective September 4, 2026 (the “Effective Date”), which provides for the termination of the Narrow Road Promissory Note and converts the $840,000 (the “Converted Amount”) due under the Promissory Note into 3,500,000 shares of Common Stock at a conversion price (the “Conversion Price”) of $0.24 per share, in full satisfaction of all amounts, due, owing or outstanding under the Narrow Road Promissory Note, including all outstanding principal and accrued interest on the Narrow Road Promissory Note, as of the Effective Date.

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Omnibus Amendment to Senior Secured Promissory Notes, effective September 4, 2026, by and between the Company, Hollywood, Abri and Brown Stone.
10.2	Debt Conversion Agreement, effective September 4, 2026, by and between the Company and Narrow Road.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer